                                                                    Exhibit 10.1

                           ZARLINK SEMICONDUCTOR INC.
                          (formerly Mitel Corporation)

                                      -and-

                          METASOLV SOFTWARE CANADA INC.

--------------------------------------------------------------------------------

                                 S U B L E A S E

--------------------------------------------------------------------------------

                          Osler, Hoskin & Harcourt LLP

                                TABLE OF CONTENTS

                                                                            Page

1.  Capitalized Terms .....................................................    2


2.  Definitions ...........................................................    2


3.  Demise and Subterm ....................................................    2


4.  Subtenant's Right to Extend the Subterm ...............................    2


5.  Early Access ..........................................................    3


6.  Basic Rent ............................................................    4


7.  Additional Rent and Escalation Payments ...............................    4


8.  Rights of First Refusal ...............................................    5


9.  Rights of Expansion ...................................................    5


10. Payments ..............................................................    5


11. Subtenant's Covenants .................................................    5


12. Subtenant's Breach ....................................................    7


13. Sublandlord's Covenants ...............................................    7


14. Use and Access ........................................................   10


15. Parking ...............................................................   10


16. Insurance .............................................................   10


17. Subtenant's Assigning, Subletting, Etc. ...............................   10


18. Other Terms of Head Lease Incorporated ................................   11


19. Exercise of Rights ....................................................   11


20. Notices and Consents, Etc. ............................................   11


21. Successors and Assigns ................................................   12


22. Further Assurances ....................................................   12


23. Governing Law .........................................................   13
    SCHEDULE A HEAD LEASE .................................................    1
    SCHEDULE B FLOOR PLAN SHOWING SUBLET PREMISES SHADED ..................    1
    schedule c form of subtenant letter of credit .........................    1

THIS SUBLEASE is made as of this 4th day of June, 2002


Pursuant to the Short Forms of Leases Act of Ontario


BETWEEN:

                           Zarlink Semiconductor Inc.,
                           (formerly Mitel Corporation, the "Sublandlord")


                           - and -


                           MetaSolv Software Canada Inc.

                           (the "Subtenant").


RECITALS:

A. By a lease (the "Head Lease") made as of March 27, 2001, a copy of which is attached hereto as Schedule A, Mitel Research Park Corporation (the "Head Landlord")leased to Mitel Corporation (a predecessor company of the Sublandlord), for a term commencing on March 27, 2001 and terminating on March 26, 2011, upon and subject to the terms of the Head Lease, certain office space and laboratory space in the building complex municipally known as 400 March Road and 340, 350 and 360 Legget Drive, in the City of Ottawa, in the Province of Ontario (the "Building"), which premises are more particularly described in the Head Lease including, inter alia, those portions of the first and second floors of the Building which portions contain approximately 31,358 square feet and are shown shaded on the floor plans attached hereto as Schedule B (the "Sublet Premises).


B. The Sublet Premises are comprised of approximately 6,000 square feet of Rentable Area on the ground floor of 360 Legget Drive and 25,358 square feet of Rentable Area on the second floor of 360 Legget Drive. The Sublet Premises includes certain office (the "Office Space") and certain laboratory space (the "Laboratory Space"), both as shown shaded on Schedule B.

C. Subject to the Head Landlord's consent, the Sublandlord and Subtenant have agreed to sublet the Sublet Premises on the terms set forth herein.


THEREFORE in consideration of the rents, covenants and agreements hereinafter set forth and other good and valuable consideration and the sum of $10.00 paid by each party to each other party, the receipt and sufficiency of which are hereby acknowledged by each party, the parties covenant and agree as follows:

1.       Capitalized Terms

Each capitalized term used herein shall have the meaning ascribed to it herein and if not herein then in the Head Lease.

2.       Definitions

"Business Day" means any day, other than a Saturday or Sunday, on which the chartered banks in Ottawa, Ontario are open for commercial banking business during normal banking hours;

"Rent" means Basic Rent and any other monthly payments to be made by the Subtenant to the Sublandlord hereunder; and


"Rentable Area" means the rentable area of the Sublet Premises as evidenced by a Certificate of Measurement prepared by the Sublandlord in accordance with the "Standard Method for Measuring floor Area in Office Buildings" published by the Buildings Owners and Managers Association ("BOMA") International (An American National Standard, approved June 7, 1996 by American National Standards Institute, Inc.)

3.       Demise and Subterm

Subject to the consent of the Head Landlord, the Sublandlord demises and subleases the Sublet Premises to the Subtenant and the Subtenant subleases the Sublet Premises from the Sublandlord, for a term (hereinafter called the "Subterm") commencing on July 1, 2002 (hereinafter called the "Commencement Date") and terminating on June 30, 2007 upon and subject to the terms of this Sublease.

4.       Subtenant's Right to Extend the Subterm

Provided that, at the end of the Subterm, the Sublandlord does not require the Sublet Premises for the purposes of carrying on its business, the Subtenant shall have the right to extend this Sublease (the "Extension Term") commencing on the day following the last day of the Subterm and extending until March 25, 2011, subject to the following terms and conditions:

         (a) the Subtenant's right to extend shall not enure to the benefit of or be exercisable by any subtenant of the Subtenant, and shall only enure to the benefit of and be exercisable by an assignee of the Subtenant if:

              (i) the assignee is an affiliate (as defined in Section 12.2 of the Head Lease) of the Subtenant in respect of whom the consent of the Sublandlord is not required in order to assign this Sublease, or

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                                      -3-

              (ii) at the time the consent of the Sublandlord to the assignment of this Sublease to the assignee is obtained, the Sublandlord also consents to the assignment of such right to extend to the assignee, which consent the Sublandlord agrees shall not be unreasonably or arbitrarily withheld, conditioned or delayed.

         (b) the Subtenant shall not be entitled to any right of extension if, at the time of the giving of the notice of exercise thereof, the Subtenant is in material default hereunder and such default is not cured within the time permitted by this Sublease, or if prior thereto the Subtenant has been in default hereunder on a consistent basis and has been given prior written notice of such event of default or events of default by the Sublandlord;

         (c) the Sublandlord shall provide the Subtenant with written notice at least 6 months prior to the expiration of the Subterm stating whether it requires the use of the Sublet Premises at the end of the Subterm for the purpose of carrying on its business (and if such is the case then paragraph 13(f) shall apply) and if the Sublandlord shall fail to give such notice it shall be deemed not to require the Sublet Premises for the purpose of carrying on its business;

         (d) the right of extension shall be exercisable by written notice by the Subtenant to the Sublandlord at least 4 months and not more than 6 months prior to the expiration of the Subterm;

         (e) if the Subtenant has properly exercised its right of extension, this Sublease shall be extended for the Extension Term on the same terms and conditions as are contained in this Sublease supplemented as follows: (i) all references to the Subterm shall be deemed to include the Extension Term, (ii) the Basic Rent during the Extension Term will be as stipulated in subsection (f) below, (iii) there shall be no further right to extend and (iv) there shall be no Subtenant inducements; and

         (f) the annual Basic Rent during the Extension Term shall be CDN$20.00 per square foot of Rentable Area in the Sublet Premises.


5.       Early Access

Immediately upon execution of this Sublease by the Sublandlord and the Subtenant, but subject to the following conditions precedent:

         (a) payment by the Subtenant to the Sublandlord of the first monthly instalment of Basic Rent (as defined below) and the Security Deposit (as defined below); and

         (b) the Subtenant obtaining all insurance required under the Head Lease and this Sublease,


the Subtenant may access the Sublet Premises without any obligation to pay Rent until the Commencement Date. If the Head Landlord does not consent to this Sublease then the first monthly instalment of Basic Rent and the Security Deposit shall be refunded to the Subtenant.

6.       Basic Rent

The Subtenant covenants to pay as Basic Rent commencing on the Commencement Date the sum of CDN$18.00 per square foot of Rentable Area per annum in equal monthly instalments payable in advance on the first day of each and every month during the Subterm. The Sublandlord, at its expense, prior to the Commencement Date or as soon as possible thereafter, shall provide a Certificate prepared by a certified Ontario Land Surveyor (OLS) as to the Rentable Area of the Sublet Premises. The Subtenant agrees to pay a pro-rated amount of Basic Rent for any part month during the Subterm. The Subtenant agrees to pay upon execution hereof the first monthly instalment of Basic Rent and the last monthly instalment of Basic Rent (the "Security Deposit"). If the Subtenant is not in default under this Sublease the Security Deposit shall be credited to the Basic Rent payable for the last month of the Subterm.

7.       Additional Rent and Escalation Payments

         (a) The Subtenant shall not pay any Additional Rent as defined in the Head Lease except as set out herein. Commencing on July 1, 2003 and during the remainder of the Subterm, the Subtenant agrees to pay in equal monthly instalments payable in advance on the first day of each and every month (an "Escalation Payment") the amount by which the annual Additional Rent payable by the Sublandlord to the Landlord under the Head Lease for the Sublet Premises increases over and above the amount of annual Additional Rent paid by the Sublandlord to the Landlord under the Head Lease for the Sublet Premises during the year ending on December 31, 2002 (the "Base Year").

         (b) If the Subtenant exercises its right to extend the Subterm, then during such Extension Term, the monthly Escalation Payments shall be calculated using a Base Year of 2007.

         (c) In addition to the Escalation Payments set out above, the Subtenant agrees to pay to the Sublandlord on a monthly basis the cost of all electrical power consumed in the Laboratory Space as charged to the Sublandlord by the Head Landlord and including any administrative fees of the Head Landlord.

8.       Rights of First Refusal

If, at any time and from time to time, the Sublandlord receives a bona fide third party offer to sublet any space adjoining the Sublet Premises which the Sublandlord is prepared to accept, the Sublandlord shall first notify the Subtenant in writing of this fact and of the terms of such offer to sublet such space. The Subtenant shall then have the right, exercisable by notice in writing to the Sublandlord within five Business Days after receipt by the Subtenant of the written notice from the Sublandlord, to sublet such space on the same terms as those contained in such third party offer. If the Subtenant does not exercise such right within such period, the Sublandlord shall be free to sublet such space on the terms set out in such third party offer.

9.       Rights of Expansion

If, at any time and from time to time, space within Phase III of the Leased Premises becomes available to be sublet, whether adjoining the Sublet Premises or not, the Sublandlord shall notify the Subtenant in writing of this fact prior to advertising the availability of such space or seeking or entertaining any offer to sublet such space. Such notice shall set out the approximate amount of space available to be sublet. The Subtenant shall then have the right, exercisable by notice in writing to the Sublandlord within five Business Days after receipt by the Subtenant of the written notice from the Sublandlord, to make an offer to the Sublandlord to rent a portion of or all such space on terms identical to those set out in this Sublease, provided that, if the Subtenant wishes to sublet only a portion of such space, the remaining portion of such space shall be of a size which is commercially viable for subletting to a third party. If such right to expand is not exercised by the Subtenant within such period, the Sublandlord shall be free to sublet such space on such terms or substantially such terms to any other person.

10.      Payments

All payments provided for in this Sublease shall be in Canadian currency and shall be made by the Subtenant to the Sublandlord at its address provided in section 21 hereof or as the Sublandlord otherwise directs by notice.

11.      Subtenant's Covenants

The Subtenant also covenants and agrees with the Sublandlord:

         (a) to perform all of the obligations of the Tenant under the Head Lease and to be bound by the terms of the Head Lease as such obligations and terms relate to the Sublet Premises only, and in each case as such obligations and terms may be qualified by another provision of this Sublease, and except as to Rent and other monetary obligations, the obligations of the Subtenant in that respect being limited to the Rent and the other amounts which are payable under this Sublease;

         (b) to perform all of the obligations of the Subtenant under this Sublease;

         (c) not to do or omit to do any act in or around the Sublet Premises which would cause a breach of the Sublandlord's obligations as Tenant under the Head Lease;


         (d) to indemnify and save harmless the Sublandlord against and from any and all expenses, costs, damages, suits, actions or liabilities ("Costs") arising out of the failure of the Subtenant to perform any of its obligations hereunder and from all claims and demands of every kind and nature ("Claims") made by any person or persons to or against the Sublandlord for all and every manner of Costs incurred by or injury or damage to such person or persons or his, her or their property, if such Claims arise out of the use and occupation of the Sublet Premises, the cafeteria or the fitness centre (i.e., Zarfit) by the Subtenant or any other person authorized by the Subtenant, and from all Costs incurred in and about any such Claim or any action or proceeding brought thereon, except to the extent such Costs or Claims arise out of or are caused by or attributable to an act or omission of the Sublandlord or those for whom it is at law responsible;


         (e)  notwithstanding subsection (a) above:


              (i) the Sublandlord shall, at its expense, provide all maintenance services (except for janitorial services which shall be provided and paid for by the Subtenant) to the Sublet Premises and shall be responsible, at its sole cost and expense, to repair the roof, structural components, Leasehold Improvements, equipment, heating, cooling, ventilating, air-conditioning, plumbing and other electrical and mechanical installations of and serving the Sublet Premises, in accordance with sections 7.1 and 7.8 of the Head Lease;

              (ii) the Subtenant shall pay any costs incurred by the Sublandlord as a result of the Subtenant operating the Sublet Premises beyond normal business hours (i.e., 8am to 6pm) or operating the Sublet Premises other than as set out in section 14 below;


              (iii) the Sublandlord shall reimburse the Head Landlord for any and all costs incurred by the Head Landlord in completing any Leasehold Improvements, work or repairs requested by the Subtenant whether such charges are passed on to the Sublandlord by the Head Landlord or not;

              (iv) for the initial Subterm, the Subtenant shall not be obligated, as required under section 2.5 of the Head Lease to remove any Leasehold Improvements, trade fixtures, furniture and equipment or make good, at its expense, any damage caused by removal of its Leasehold Improvements, trade fixtures, furniture and equipment; and

              (v)   the Subtenant shall not be obligated, as required under
                    section 11.5 of the Head Lease to, at its expense, cause an environmental engineering firm or environmental consultant to conduct a Phase II Environmental Assessment of the Sublet Premises, unless the Subtenant brings onto the Complex any materials or substances of a hazardous nature.

         (f) to program and maintain, at its sole cost, certain segments of the Intrusion Detection/Access Control System to be designated by the Sublandlord as such relate to the Sublet Premises; and

         (g) that it has dealt with no broker, finder, agent or other person in connection with the Sublease other than The Staubach Ontario Inc. (the "Subtenant Brokers"), and it agrees to indemnify and hold the Sublandlord harmless from and against any claims or causes of action for a commission or other form of compensation arising from this Sublease, whether advanced by the Subtenant Brokers or any other person or entity. The provisions of this paragraph shall survive the termination of the Head Lease, this Sublease and any renewal or extension of either or both of them.

12.      Subtenant's Breach

If the Subtenant fails to perform any of its obligations herein, the Sublandlord shall have all of the remedies against the Subtenant which the Head Landlord has under the Head Lease for a breach thereof.

13.      Sublandlord's Covenants

Subject to the due performance by the Subtenant of its obligations herein, the Sublandlord covenants and agrees with the Subtenant:

         (a) for quiet enjoyment of the Sublet Premises, and the Sublandlord represents and warrants to the Subtenant (and acknowledges that the Subtenant, in entering into this Sublease, is relying thereon), that the Head Lease is in full force and effect and is unamended and the Sublandlord has fulfilled all of its obligations to date under the Head Lease and is not in default thereunder;

         (b) to enforce against the Head Landlord for the benefit of the Subtenant, its permitted successors and assigns and other lawful occupants of the Sublet Premises the covenants and obligations of the Head Landlord under the Head Lease with the intent that the benefit of such covenants and obligations shall extend to the Sublet Premises and be enjoyed by the Subtenant, its permitted successors and assigns and other lawful occupants;

         (c) to observe and perform all of the obligations of the Sublandlord under this Sublease;

         (d) to pay all Rent and other amounts payable under the Head Lease and to duly observe and perform all of the obligations of the Tenant under the Head Lease except to the extent such obligations are to be observed and performed by the Subtenant under this Sublease;

         (e) to immediately notify the Subtenant in writing of any default in the payment of Rent by the Sublandlord to the Head Landlord or any other default of the Sublandlord under the Head Lease which is not or which cannot be remedied in accordance with the terms of the Head Lease and which default, may or does result in the Head Landlord terminating the Head Lease;

         (f) Contemporaneously with the delivery of the Head Landlord's consent to this Sublease by the Head Landlord, the Sublandlord agrees to post an irrevocable standby demand letter of credit from a Canadian chartered bank in favour of the Subtenant in the amount of CDN$250,000 in the form attached as Schedule C, (the "Subtenant Letter of Credit") for the whole of the Subterm. The Subtenant Letter of Credit may be for a term of not less than one (1) year and shall provide for successive automatic one (1) year extensions. If the Subtenant receives notice from the issuing bank or otherwise becomes aware that the Subtenant Letter of Credit will not be extended in accordance with its terms, the Subtenant shall be entitled to immediately draw down the full amount of the Subtenant Letter of Credit and hold and apply the amount so drawn as provided below in substitution for the Subtenant Letter of Credit, and the Sublandlord will not be entitled to any interest on the amount so held by the Subtenant. The Subtenant may only draw down the Subtenant Letter of Credit if: (i) the Tenant defaults in its payment of Rent under the Head Lease and does not remedy such default in accordance with the terms of the Head Lease and which default results in the Head Landlord terminating the Head Lease; (ii) the Head Lease is terminated due to the default or insolvency of the Sublandlord or for any other reason except condemnation, fire or other casualty; or (iii) the Sublandlord notifies the Subtenant that it requires the Sublet Premises at the end of the Subterm for the purpose of carrying on its business, pursuant to section 5(c) above. Upon receiving from the Landlord or Tenant written notice of an event set out in (i) or (ii) above, the Subtenant may immediately draw down the entire amount of the Subtenant Letter of Credit and may retain the proceeds thereof for its sole benefit as compensation for the estimated liquidated damages and costs (and not as a penalty) which may be suffered or incurred by the Subtenant due to the termination of the Head Lease. Upon receiving from the Sublandlord written notice as set out in (iii) above, then, not later than thirty (30) days prior to the expiry of the Subterm, the Sublandlord will either make a cash payment to the Subtenant in the amount of $250,000, or if it shall fail to do so, the Subtenant may immediately draw down the entire amount of the Subtenant Letter of Credit, and it may retain the cash payment or the proceeds of the Subtenant Letter of Credit for its sole benefit as agreed compensation for the estimated additional costs which the Subtenant may incur to lease premises at another location, relocate its business, and for the disruption of its business and consequent loss of profit, whether or not any or all of such additional costs or loss are actually suffered or incurred. For greater certainty, the Sublandlord agrees that the Subtenant Letter of Credit and the Subtenant's rights under this paragraph will not be released, discharged or affected in any way by the bankruptcy, receivership or insolvency of the Sublandlord, by a disclaimer of the Head Lease or this Sublease by any trustee in bankruptcy, or by the Sublandlord ceasing to exist (whether by winding up, forfeiture, cancellation or surrender of its charter, merger or any other circumstances);

         (g) to permit the use by the Subtenant of certain segments of the Intrusion Detection/Access Control System to be designated by the Sublandlord as such relate to the Sublet Premises, at no cost to the Sublandlord. However, the Sublandlord makes no representations or warranties regarding the fitness of such system for use by the Subtenant or the ongoing performance of such system for the use of the Subtenant;

         (h) to permit the use by the Subtenant of the cafeteria in the Building under the same terms and conditions as the Sublandlord for so long as the Sublandlord shall occupy the Building;

         (i) to permit the use by the Subtenant of the fitness centre (i.e., Zarfit) under the same terms and conditions as offered to employees of the Sublandlord;

         (j)  to provide fifteen tons of cooling to the Laboratory Space;

         (k) to indemnify and save harmless the Subtenant against and from any and all expenses, costs, damages, suits, actions or liabilities ("Costs") arising out of the failure of the Sublandlord to perform any of its obligations hereunder and from all claims and demands of every kind and nature ("Claims") made by any person or persons to or against the Subtenant for all and every manner of Costs incurred by or injury or damage to such person or persons or his, her or their property, if such Claims arise out of any act or omission of the Sublandlord or any other person authorized by the Sublandlord and from all Costs incurred in and about any such Claim or any action or proceeding brought thereon, except to the extent such Costs or Claims arise out of or are caused by or attributable to an act or omission of the Subtenant or those for whom it is at law responsible;

         (l) that it has dealt with no broker, finder, agent or other person in connection with the Sublease other than Colliers Macaulay Nicolls (Ontario) Inc. (the "Sublandlord Brokers"), and it agrees to indemnify and hold the Subtenant and Head Landlord harmless from and against any claims or causes of action for a commission or other form of compensation arising from this Sublease, whether advanced by the Sublandlord Brokers or any other person or entity. The provisions of this paragraph shall survive the termination of the Head Lease, this Sublease and any renewal or extension of either or both of them.

14.      Use and Access

Notwithstanding the definitions of "Permitted Use" and "Business" contained in the Head Lease, the Head Landlord and the Sublandlord agree that the Subtenant shall be permitted to use the Sublet Premises for the purposes of general business offices, which may include without limitation software sales (it being agreed and understood, however, that the Sublet Premises may not be used for commercial sales to the general public), marketing and development, and a software development computer laboratory in the Laboratory Space. The Sublet Premises may be accessed by the Subtenant and its directors, officers, employees and invitees on a 24 hour per day, 7 days per week basis.

15.      Parking

The Subtenant shall have the right, free of charge, to use 3.5 parking spaces located at the Complex per 1,000 square feet of Sublet Premises.

16.      Insurance

The Subtenant shall take out and maintain throughout the Subterm insurance with respect to the Sublet Premises upon the terms required of the Sublandlord in the Head Lease and both the Head Landlord and the Sublandlord shall be shown as additional insureds on all such policies. In addition to the foregoing obligations, the Subtenant shall obtain liability insurance in an amount satisfactory to the Sublandlord, acting reasonably, to cover any possible claims arising from the use of the Sublandlord's cafeteria or fitness centre (i.e., Zarfit).

17.      Subtenant's Assigning, Subletting, Etc.

The Subtenant agrees that with respect to any assigning or subletting by it, the provisions of the Head Lease apply with the following amendments thereto:

         (a) each reference to the Landlord, the Tenant, the Lease and the Leased Premises shall become, respectively, the Sublandlord, the Subtenant, the Sublease and the Sublet Premises; and

         (b) the Sublandlord shall have the additional right to withhold and/or delay its consent if it has not received the consent of the Head Landlord.

18.      Other Terms of Head Lease Incorporated

Subject to the provisions of this Sublease, the specific sections of the Head Lease which are incorporated elsewhere in this Sublease and subject to the exceptions to subsection 112(a), all of the terms of the Head Lease are also incorporated, mutatis mutandis, into and apply to this Sublease with each reference to the Landlord in the Head Lease being deemed to include both the Head Landlord and the Sublandlord and with each reference therein to the Tenant being deemed to mean the Subtenant. If any term of this Sublease is inconsistent with any term of the Head Lease, the term of this Sublease shall prevail.

19.      Exercise of Rights

Subject to the provisions of this Sublease, the exercise by the Head Landlord of any of its rights contained in the Head Lease shall, upon written notice by the Head Landlord to the Subtenant of such exercise, be binding upon the Subtenant. Notwithstanding the exercise by the Head Landlord of any of its rights contained in the Head Lease, the Sublandlord may also exercise its rights hereunder in the same manner as the Head Landlord.

20.      Termination of Head Lease

Subject to the provisions of this Sublease, the Subtenant acknowledges and agrees that it has no greater interest in the Sublet Premises than the Sublandlord under the Head Lease.

21.      Notices and Consents, Etc.

Except as otherwise specifically provided herein, any notice or consent including any invoice, statement or request or other communication (a "Notice") herein required or permitted to be given by either party to the other shall be in writing and shall be delivered by hand or sent by double registered mail (except during a postal disruption or threatened postal disruption) or by facsimile to the applicable address (and facsimile number, if applicable) set forth below:

         (a)  in the case of the Sublandlord, to:


              Zarlink Semiconductor Inc.
              400 March Road
              Ottawa, Ontario  K2K 3H4

              Attention:  General Counsel

              Facsimile:  (613) 592-1010
              with a copy to:


              Zarlink Semiconductor Inc.
              400 March Road
              Ottawa, Ontario  K2K 3H4


              Attention:   Mr. Kevin Jones, Manager, Facilities, Engineering and
                           Real Estate


              Facsimile:  (613) 592-1010


         (b)  in the case of the Subtenant:


              MetaSolv, Inc.
              5560 Tennyson Parkway
              Plano, Texas 75024



              Attention:   General Counsel, with a copy to Purchasing Department


              Facsimile:  (972) 403-8989


Any Notice delivered by hand shall be deemed to have been validly and effectively given on the day of such delivery if delivered before 4:00 p.m. on a Business Day or on the next Business Day if delivered on a non-Business Day or after 4:00 p.m. on the previous Business Day. Any Notice sent by double registered mail (except during a postal disruption or threatened postal disruption) shall be deemed to have been validly and effectively given on the third Business Day following the date of mailing. Any Notice sent by facsimile shall be deemed to have been validly and effectively given on the day it was sent if sent before 4:00 p.m. on a Business Day or on the next Business Day if sent on a non-Business Day or after 4:00 p.m. on the previous Business Day.

Any party may from time to time by Notice to the other parties change its address for service hereunder.

22.      Successors and Assigns

Except as otherwise provided herein, all of the rights and obligations of a party hereto, including any rights of a personal nature, enure to the benefit of and are binding upon the successors and assigns of that party.

23.      Further Assurances

Each of the parties hereto agrees to do, make and execute all such further documents, agreements, assurances, acts, matters and things and take such further action as may be reasonably required by any other party hereto in order to more effectively carry out the true intent of this Sublease. This Sublease (except paragraph 6) shall not be effective until the Head

Landlord has delivered its consent to this Sublease. Paragraph 6 shall be effective as between the Sublandlord and the Subtenant when this Sublease has been executed by them.

24.      Governing Law

This Agreement is a contract made under and shall be governed by and construed in accordance with the law of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

The remainder of this page intentionally left blank. Signature page follows.

IN WITNESS OF WHICH the parties have duly executed this Sublease.

                                    ZARLINK SEMICONDUCTOR INC.

                                    By:   /s/  Tim Saunders
                                       ----------------------------------
                                       Name:   Tim Saunders
                                       Title: V.P. & Corporate Controller

                                    By:   /s/ Dan MacIntyre
                                       ----------------------------------
                                       Name: Dan MacIntyre
                                       Title: Sr.V.P.


                                    I/We have authority to bind the corporation.

                                    METASOLV SOFTWARE CANADA, INC.

                                    By:   /s/  Jonathan K. Hustis
                                       ----------------------------------
                                       Name:  Jonathan K. Hustis
                                       Title:    Secretary

                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    I/We have authority to bind the corporation.

                                   SCHEDULE A

                                   HEAD LEASE

                                   SCHEDULE B

                    FLOOR PLAN SHOWING SUBLET PREMISES SHADED


                                  [FLORR PLAN]

                                   SCHEDULE C

                       FORM OF SUBTENANT LETTER OF CREDIT

                                LETTER OF CREDIT

Letter of Credit Reference No. ______________

Beneficiary:      MetaSolv Software Canada Inc.
                  c/o MetaSolv, Inc.
                  5560 Tennyson Parkway
                  Plano, Texas 75024
                  Attention: General Counsel

Applicant: Zarlink Semiconductor Inc.

Amount:  CAD $250,000.00  (Two Hundred and Fifty Thousand Canadian Dollars)

Date of Expiry: _______ (at ____ p.m. at the Bank's counters at the address noted below)

1. Pursuant to the request of Zarlink Semiconductor Inc. (the "Applicant"), _________________________________ (the "Bank") through its branch or office located at the address noted below hereby establishes an irrevocable standby letter of credit in favour of MetaSolv Software Canada Inc. and its assigns (collectively, the "Beneficiary") for the maximum amount of CAD $250,000.00 (Two Hundred and Fifty Thousand Canadian Dollars).

2. This letter of credit is available for payment against receipt by the Bank at the above address of the following documents:

     (a) the Beneficiary's certificate signed by an officer or director of the Beneficiary, referencing this letter of credit number and date and the amount claimed, and stating that the Beneficiary is entitled to payment of the amount claimed in accordance with the terms of a Sublease made as of the 4th day of June, 2002 made between the Applicant and the Beneficiary (the "Sublease"); and

     (b) this original letter of credit for the Bank's endorsement of any payment thereon.

3.   Partial drawings are not permitted.

4. This letter of credit will not be released, discharged or affected by the bankruptcy, receivership or insolvency of the Applicant, by any disclaimer of the Sublease by any trustee in bankruptcy or by the Applicant ceasing to exist (whether by winding-up, forfeiture, cancellation or surrender of its charter, merger or any other circumstances).

5. The Bank agrees that a demand presented to the Bank in compliance with the terms of this letter of credit will be duly honoured without enquiring whether the Beneficiary has the right as between itself and the Applicant to make such demand and without recognizing any claim of the Applicant.

6. It is a condition of this letter of credit that it will be deemed to be automatically extended, without amendment, for one (1) year from the present or any future expiration date hereof, unless at least thirty (30) days prior to any such date the Bank notifies the Beneficiary in writing by registered mail or courier that the Bank elects not to consider this letter of credit extended for any such additional period.

7. This letter of credit is subject to the "Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 500" and engages the Bank in accordance with the terms thereof.



                                            _____________________________
                                            (name of the Bank)

_______________________________             _____________________________
Counter Signature                           Authorized Signature

                                            Address of Bank:

                                            _____________________________

                                            _____________________________